UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2013

Kellogg Company

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of principal executive offices, including zip code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 20, 2013, Kellogg Company (the “Company”) granted performance-based restricted stock units (the “Awards”) to Paul Norman (11,300), Ron Dissinger (10,500) and Gary Pilnick (10,500). The Awards will vest in full on the third anniversary of the grant date, but only if the Company exceeds a minimum diluted earnings per share threshold measured on a cumulative basis commencing at the beginning of the fourth quarter of fiscal 2013 and ending at the end of the third quarter of fiscal 2016. If vested, the Awards are paid in shares at the end of the performance period, except for amounts withheld by the Company for minimum statutory withholding requirements. Dividends are not paid on unvested Awards. The Awards were made under the Company’s 2013 Long-Term Incentive Plan, and are subject to the terms and conditions set forth in that plan, which was included with the Company’s Form S-8 registration statement filed with the SEC on April 29, 2013, and the Form of Restricted Stock Unit Terms and Conditions, which was included with the Company’s Form 10-K filed with the SEC on February 26, 2013, and both documents are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: September 23, 2013	/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Senior Vice President, General Counsel, Corporate Development and Secretary